Exhibit 99.1
GoHealth Reports Fourth Quarter and Fiscal 2021 Results Focusing on Optimization in 2022
CHICAGO, March 15, 2022 — GoHealth, Inc. (Nasdaq: GOCO), a leading health insurance marketplace and Medicare-focused digital health company, announced financial results for the three and twelve months ended December 31, 2021.

Fourth quarter 2021 net revenue of $449.6 million increased 1% compared to the prior year period, and fiscal year 2021 net revenue of $1,062.4 million increased 21% compared to the prior year period. These are inclusive of an incremental 15% Medicare Advantage (‘MA”) lifetime value (“LTV”) constraint applied to all MA policies sold in the fourth quarter of 2021 and negative revenue adjustments relating to performance obligations satisfied in 2018, 2019, 2020, and the first nine months of 2021 (the “Lookback Adjustments”) of $155.0 million for the fourth quarter of 2021 and $165.3 million for the year ended December 31, 2021, as further described below.

Fourth quarter 2021 net loss of $432.3 million and fiscal year 2021 net loss of $534.2 million, inclusive of $386.6 million of goodwill impairment charges.

Fourth quarter 2021 Adjusted EBITDA[1] of $1.5 million decreased 99% compared to the prior year period, and fiscal year 2021 Adjusted EBITDA[1] of $33.8 million decreased 88% compared to the prior year period. Adjusted EBITDA[1] includes the negative impact of the Lookback Adjustments for both the fourth quarter of 2021 and the year ended December 31, 2021 and is inclusive of an incremental 15% constraint applied to all MA policies sold in the fourth quarter of 2021.

Fourth quarter 2021 MA Carrier Approved Submissions (“CAS”) of 653,620 increased 99% compared to the prior year period, and fiscal year 2021 MA CAS’s of 1,170,603 increased 84% compared to the prior year period.

Negative revenue Lookback Adjustments were $155.0 million for the fourth quarter of 2021 and $165.3 million for the year ended December 31, 2021.

The Company provided its full year 2022 outlook, and expects total net revenue of $900 - $1,100 million (-15% to +4%) powered by commission revenue of $700 - $900 million (-21% to +2%). The company expects Adjusted EBITDA[1] of $110 - $150 million (+224% to +343%). The Company also expects negative cash flow from operations of $50 - $10 million (+83% to +97%).

2021 Highlights3
•Total company revenue grew 21% to $1,062.4 million
◦Total Medicare Submitted Policies2 grew 75% during 2021 to 1,273,859
•Medicare—Internal revenue increased 27% to $844.9 million
◦Medicare—Internal segment profit decreased 72% to $84.3 million, with a 10% margin
•Encompass revenue of $72 million
•Adjusted EBITDA1 decreased 88% to $33.8 million, resulting in full-year Adjusted EBITDA margins of 3%
•LTV per carrier Approved MA Submission decreased 7% from $900 in 2020 to $842 in 2021, adjusted for the impact of the Lookback Adjustments
•Grew commissions receivable balance by $452.1 million (+56%) in 2021 to $1,262.5 million

Fourth Quarter AEP Highlights3
•Total company revenue grew 1% to $449.6 million
◦Total Medicare Submitted Policies grew 93% during the fourth quarter to 723,884
•Medicare—Internal revenue increased 5% to $368.5 million
◦Medicare—Internal segment profit decreased 94% to $10.8 million, with a 3% margin
•Adjusted EBITDA1 decreased 99% to $1.5 million, resulting in Adjusted EBITDA margins of 0.3%
◦LTV per carrier Approved MA Submission decreased 15% from $949 in the fourth quarter of 2020 to $810 in the fourth quarter of 2021, adjusted for the impact of the Lookback Adjustments

2022 Financial Outlook
The trajectory of the US economy remains challenging to predict, particularly given the continued uncertainty associated with the pace of recovery from the COVID-19 pandemic. The Company has provided its financial outlook for the fiscal year ending December 31, 2022 based on current market conditions and expectations:
•Full-year 2022 net revenue of $900 - $1,100 million, representing year-over-year growth of (15)% - 4%
◦Full-year 2022 commission revenue of $700 - $900 million, representing year-over-year growth of (21)% - 2%, fueled by the Company’s continued investment in its Medicare business
•Full-year 2022 Adjusted EBITDA of $110 - $150 million, representing year-over-year growth of 224% - 343%
•Full-year 2022 cash flow from operations of ($50) - ($10) million, representing year-over-year improvement of 83% to 97%

Conference Call Details
The Company will host a conference call today, Tuesday, March 15, 2022 at 5:00 p.m. (ET) to discuss its financial results. A live audio webcast and a supplemental presentation will be available online at https://investors.gohealth.com. The conference call can also be accessed by dialing 1-833-519-1310 for U.S. participants, or 1-914-800-3876 for international participants, and referencing participant code 2679849. A replay of the call will be available for 30 days via webcast for on-demand listening shortly after the completion of the call, at the same web link.
About GoHealth, Inc.:
As a leading health insurance marketplace and Medicare-focused digital health company, GoHealth's mission is to improve access to healthcare in America. Enrolling in a health insurance plan can be confusing for customers, and the seemingly small differences between plans can lead to significant out-of-pocket costs or lack of access to critical medicines and even providers. GoHealth combines cutting-edge technology, data science and deep industry expertise to match customers with the healthcare policy and carrier that is right for them. GoHealth has enrolled millions of people in Medicare and individual and family plans. For more information, visit https://www.gohealth.com.

Investor Relations:
IR@gohealth.com

Media Relations:
Pressinquiries@gohealth.com

(1)Adjusted EBITDA is a non-GAAP measure. For a definition of Adjusted EBITDA and a reconciliation to the most comparable GAAP measure, please see below.
(2)Total Medicare Advantage Submitted Policies includes Commissionable and non-Commissionable Policies.
(3)Fourth quarter and fiscal year 2021 results compared to the comparable prior year period.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release may be forward-looking statements. Statements regarding the Company’s future results of operations and financial position, business strategy and plans and objectives of management for future operations often include forwarding-looking statements, including, but not limited to, statements regarding expected financial performance and operational performance, including with respect to revenue and Adjusted EBITDA, the growth of our membership base, our ability to realize the potential of our market opportunity, and 2022 annual guidance. In some cases, you can identify forward-looking statements by terms, such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. There are or will be important factors that could cause the Company’s actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: the Company’s ability to comply with the numerous, complex and frequently changing laws regulating the marketing and sale of Medicare plans; the potential for an adverse change in the Company’s relationships with carriers, including a loss of a carrier relationship, reduction in revenue or consolidation of carriers; carriers’ ability to reduce commissions paid to the Company and adversely change their underwriting practices; information technology systems failures or capacity constraints interrupting the Company’s operations; factors that adversely impact the Company’s estimate of LTV; the Company’s dependence on agents to sell insurance plans; our ability to obtain the capital needed to operate and grow our business; attracting qualified employees and retaining key employees; and the impact of global economic conditions. The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this press release, as well as the cautionary statements and other risk factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and other SEC filings. If one or more events related to these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may differ materially from what the Company anticipates. Many of the important factors that will determine these results are beyond the Company’s ability to control or predict and are reliant on the actions taken or to be taken by third parties. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, including any guidance provided. New factors emerge from time-to-time, and it is not possible for us to predict which will arise. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
In addition, the Company is required to comply with Accounting Standards Codification 606 – Revenue from Contracts with Customers. This standard requires the Company to make numerous assumptions that are based upon historical trends and management’s judgment. These assumptions may change over time and may have a material impact on revenue recognition, guidance and results of operations. Please review our assumptions stated in this press release careful as well as our associated risk factors in our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q. You can obtain copies of GoHealth’s filings with the SEC for free at the SEC’s website (www.SEC.gov).
Use of Non-GAAP Financial Measures and Key Performance Indicators
In this press release, we use supplemental measures of our performance that are derived from our consolidated financial information, but which are not presented in our Consolidated Financial Statements prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include net income (loss) before interest expense, income tax expense (benefit) and depreciation and amortization expense, or EBITDA; Adjusted EBITDA and Adjusted EBITDA margin. Adjusted EBITDA is the primary financial performance measure used by management to evaluate its business and monitor its results of operations.
Adjusted EBITDA represents, as applicable for the period, EBITDA as further adjusted for goodwill impairment charges, share-based compensation expense, accelerated vesting of certain equity awards, loss on extinguishment of debt, loss on sublease, non-recurring legal fees, change in fair value of contingent consideration liability, one time indirect costs in connection with our IPO, and severance costs. Adjusted EBITDA margin represents Adjusted EBITDA divided by net revenues.
We use non-GAAP financial measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance from period to period and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our stakeholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period to period comparisons. There are limitations to the use of the non-GAAP financial measures presented in this press release. For example, our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

The non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for net income (loss) prepared in accordance with GAAP, and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations of each of EBITDA and Adjusted EBITDA to its most directly comparable GAAP financial measure, net income (loss), are presented in the tables below in this press release. We encourage you to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future periods, we may exclude similar items, may incur income and expenses similar to these excluded items and include other expenses, costs and non-recurring items.
Management has provided its outlook and guidance regarding adjusted EBITDA, which is a non-GAAP financial measure and excludes certain charges. Management has not reconciled these non-GAAP financial measures to the corresponding GAAP financial measures because guidance for the various reconciling items are not provided. Management is unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.
Glossary
“Adjusted EBITDA” represents, as applicable for the period, EBITDA as further adjusted for goodwill impairment charges, share-based compensation expense, accelerated vesting of certain equity awards, loss on extinguishment of debt, loss on sublease, non-recurring legal fees, change in fair value of contingent consideration liability, one time indirect costs in connection with our IPO, and severance costs.
“Adjusted EBITDA Margin” refers to Adjusted EBITDA divided by net revenues.
“Approved Submissions” refer to Submitted Policies approved by carriers for the identified product during the indicated period.
“LTV Per Approved Submission” refers to the Lifetime Value of Commissions per Approved Submission, which we define as (i) aggregate commissions estimated to be collected over the estimated life of all commissionable Approved Submissions for the relevant period based on multiple factors, including but not limited to, contracted commission rates, carrier mix and expected policy persistency with applied constraints, excluding revenue adjustments recorded in the period, but relating to performance obligations satisfied in prior periods, divided by (ii) the number of commissionable Approved Submissions for such period.
“Submitted Policies” refer to completed applications that, with respect to each such application, the consumer has authorized us to submit to the carrier.

The following tables set forth the components of our results of operations for the periods indicated (unaudited):

(in thousands, except percentages and per share amounts)	Three months ended Dec. 31, 2021		Three months ended Dec. 31, 2020
	Dollars	% of Net Revenues	Dollars	% of Net Revenues	$ Change	% Change
Net revenues:
Commission	$384,826	85.6%	$360,634	80.9%	$24,192	6.7%
Enterprise	64,774	14.4%	85,289	19.1%	(20,515)	(24.1)%
Net revenues	449,600	100.0%	445,923	100.0%	3,677	0.8%
Operating expenses:
Cost of revenue	99,886	22.2%	94,682	21.2%	5,204	5.5%
Marketing and advertising	195,411	43.5%	96,309	21.6%	99,102	102.9%
Customer care and enrollment	123,331	27.4%	60,229	13.5%	63,102	104.8%
Technology	15,178	3.4%	9,530	2.1%	5,648	59.3%
General and administrative	29,007	6.5%	19,828	4.4%	9,179	46.3%
Amortization of intangible assets	23,513	5.2%	23,514	5.3%	(1)	—%
Goodwill impairment charges	386,553	86.0%	—	—%	386,553	NM
Total operating expenses	872,879	194.1%	304,092	68.2%	568,787	187.0%
Income (loss) from operations	(423,279)	(94.1)%	141,831	31.8%	(565,110)	(398.4)%
Interest expense	9,619	2.1%	8,591	1.9%	1,028	12.0%
Other expense (income), net	(696)	(0.2)%	135	—%	(831)	NM
Income (loss) before income taxes	(432,202)	(96.1)%	133,105	29.8%	(565,307)	(424.7)%
Income tax expense (benefit)	118	—%	5	—%	113	NM
Net income (loss)	$(432,320)	(96.2)%	$133,100	29.8%	$(565,420)	(424.8)%
Net income (loss) attributable to noncontrolling interests	(277,225)	(61.7)%	97,143	21.8%	(374,368)	(385.4)%
Net income (loss) attributable to GoHealth, Inc.	$(155,095)	(34.5)%	$35,957	8.1%	$(191,052)	(531.3)%
Net income (loss) per share:
Net income (loss) per share of common stock — basic	$(1.35)		$0.43
Net income (loss) per share of common stock — diluted (1)	$(1.35)		$0.41
Weighted-average shares of common stock outstanding — basic	115,045		84,194
Weighted-average shares of common stock outstanding — diluted	115,045		321,191
Non-GAAP financial measures:
EBITDA	$(392,251)		$166,806
Adjusted EBITDA	$1,499		$169,889
Adjusted EBITDA margin	0.3%		38.1%
_________________________
NM = Not meaningful
(1)Net income per share of common stock - diluted for the three months ending December 31, 2020, of $0.41 is calculated by dividing net income of $133.1 million, which considers the reallocation of earnings after the assumed conversion of Class B Common Stock for Class A Common Stock, by the weighted-average shares of common stock outstanding - diluted of 321,191.

(in thousands, except percentages and per share amounts)	Twelve months ended Dec. 31, 2021		Twelve months ended Dec. 31, 2020
	Dollars	% of Net Revenues	Dollars	% of Net Revenues	$ Change	% Change
Net revenues:
Commission	$881,263	82.9%	$671,140	76.5%	$210,123	31.3%
Enterprise	181,152	17.1%	206,210	23.5%	(25,058)	(12.2)%
Net revenues	1,062,415	100.0%	877,350	100.0%	185,065	21.1%
Operating expenses:
Cost of revenue	239,335	22.5%	199,202	22.7%	40,133	20.1%
Marketing and advertising	365,141	34.4%	206,864	23.6%	158,277	76.5%
Customer care and enrollment	320,165	30.1%	165,497	18.9%	154,668	93.5%
Technology	48,429	4.6%	59,348	6.8%	(10,919)	(18.4)%
General and administrative	98,183	9.2%	197,229	22.5%	(99,046)	(50.2)%
Change in fair value of contingent consideration liability	—	—%	19,700	2.2%	(19,700)	(100.0)%
Amortization of intangible assets	94,056	8.9%	94,056	10.7%	—	—%
Goodwill impairment charges	386,553	36.4%	—	—%	386,553	NM
Total operating expenses	1,551,862	146.1%	941,896	107.4%	609,966	64.8%
Income (loss) from operations	(489,447)	(46.1)%	(64,546)	(7.4)%	(424,901)	658.3%
Interest expense	33,505	3.2%	32,969	3.8%	536	1.6%
Loss on extinguishment of debt	11,935	1.1%	—	—%	11,935	NM
Other (income) expense	(669)	(0.1)%	(358)	—%	(311)	86.9%
Income (loss) before income taxes	(534,218)	(50.3)%	(97,157)	(11.1)%	(437,061)	449.9%
Income tax expense (benefit)	(24)	—%	43	—%	(67)	(155.8)%
Net income (loss)	$(534,194)	(50.3)%	$(97,200)	(11.1)%	$(436,994)	449.6%
Net loss attributable to noncontrolling interests	(344,837)	(32.5)%	(52,933)	(6.0)%
Net loss attributable to GoHealth, Inc.	$(189,357)	(17.8)%	$(44,267)	(5.0)%
Net income (loss) per share:
Net income (loss) per share of common stock — basic and diluted	$(1.79)		$(0.22)
Weighted-average shares of common stock outstanding — basic and diluted	105,991		84,189
Non-GAAP financial measures:
EBITDA	$(393,206)		$34,364
Adjusted EBITDA	$33,821		$271,029
Adjusted EBITDA margin	3.2%		30.9%
_________________________
NM = Not meaningful

The following tables set forth the reconciliations of GAAP net income (loss) to EBITDA and Adjusted EBITDA for the periods indicated (unaudited):

(in thousands, except percentages)	Three months ended Dec. 31, 2021	Three months ended Dec. 31, 2020
Net revenues	$449,600	$445,923
Net income (loss)	(432,320)	133,100
Interest expense	9,619	8,591
Income tax expense	118	5
Depreciation and amortization expense	30,332	25,110
EBITDA	(392,251)	166,806
Goodwill impairment charges (1)	386,553	—
Share-based compensation expense (2)	7,197	3,083
Adjusted EBITDA	$1,499	$169,889
Adjusted EBITDA margin	0.3%	38.1%
_________________________
(1)Represents goodwill impairment charges related to the Medicare— Internal and Medicare— External reporting units for the three months ended December 31, 2021.
(2)Represents non-cash share-based compensation expense relating to equity awards.

(in thousands, except percentages)	Twelve months ended Dec. 31, 2021	Twelve months ended Dec. 31, 2020
Net revenues	$1,062,415	$877,350
Net income (loss)	(534,194)	(97,200)
Interest expense	33,505	32,969
Income tax expense (benefit)	(24)	43
Depreciation and amortization expense	107,507	98,552
EBITDA	(393,206)	34,364
Loss on extinguishment of debt (1)	11,935	—
Goodwill impairment charges (2)	386,553	—
Share-based compensation expense (3)	27,297	6,929
Loss on sublease (4)	1,062	—
Legal fees (5)	180	—
Accelerated vesting of certain equity awards (6)	—	209,300
Change in fair value of contingent consideration liability (7)	—	19,700
IPO transactions costs (8)	—	659
Severance costs (9)	—	77
Adjusted EBITDA	$33,821	$271,029
Adjusted EBITDA margin	3.2%	30.9%
_________________________
(1)Represents the loss on debt extinguishment related to the Initial Term Loan Facility.
(2)Represents goodwill impairment charges related to the Medicare— Internal and Medicare— External reporting units for the twelve months ended December 31, 2021.
(3)Represents non-cash share-based compensation expense relating to equity awards.
(4)Represents the loss related to a sublease agreement entered into during the twelve months ended December 31, 2021.
(5)Represents non-recurring legal fees unrelated to our core operations.
(6)Represents non-cash share-based compensation expense relating to the accelerated vesting of performance-vesting units in connection with the IPO for the twelve months ended December 31, 2020.
(7)Represents the change in fair value of the contingent consideration liability due to the predecessor owners of the Company arising from the Centerbridge Acquisition.
(8)Represents legal, accounting, consulting, and other indirect costs associated with the Company’s IPO.
(9)Represents costs associated with the termination of employment.

The following table summarizes share-based compensation expense by operating function for the periods indicated (unaudited):

(in thousands)	Successor
	Twelve months ended Dec. 31, 2021	Twelve months ended Dec. 31, 2020
Marketing and advertising	$2,108	$24,890
Customer care and enrollment	3,775	12,599
Technology	3,775	33,085
General and administrative	17,639	145,655
Total share-based compensation expense	$27,297	$216,229

The following table sets forth our balance sheets for the periods indicated (unaudited):

(in thousands, except per share amounts)	Dec. 31, 2021	Dec. 31, 2020
Assets
Current assets:
Cash and cash equivalents	$84,361	$144,234
Accounts receivable, net of allowance for doubtful accounts of $558 in 2021 and $787 in 2020	17,276	14,211
Receivable from NVX Holdings, Inc.	—	3,395
Commissions receivable - current	268,663	188,128
Prepaid expense and other current assets	58,695	41,854
Total current assets	428,995	391,822
Commissions receivable - non-current	993,844	622,270
Operating Lease ROU Asset	23,462	—
Other long-term assets	3,608	2,072
Property, equipment, and capitalized software, net	24,273	17,353
Intangible assets, net	594,669	688,726
Goodwill	—	386,553
Total assets	$2,068,851	$2,108,796
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$39,843	$8,733
Accrued liabilities	52,788	26,926
Commissions payable - current	104,160	78,478
Short-term operating lease liability	6,126	—
Deferred revenue	536	736
Current portion of long-term debt	5,270	4,170
Other current liabilities	8,344	8,328
Total current liabilities	217,067	127,371
Non-current liabilities:
Commissions payable - non-current	274,403	182,596
Long-term operating lease liability	19,776	—
Long-term debt, net of current portion	665,115	396,400
Other non-current liabilities	—	3,274
Total non-current liabilities	959,294	582,270
Stockholders’ equity:
Class A common stock – $0.0001 par value; 1,100,000 shares authorized; 115,487 and 84,196 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively.	11	8
Class B common stock – $0.0001 par value; 587,360 and 619,004 shares authorized; 205,352 and 236,997 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively.	21	24
Preferred stock – $0.0001 par value; 20,000 shares authorized; no shares issued and outstanding at December 31, 2021 and December 31, 2020	—	—
Additional paid-in capital	561,447	399,169
Accumulated other comprehensive income (loss)	(59)	17
Accumulated deficit	(208,317)	(18,802)
Total stockholders’ equity attributable to GoHealth, Inc.	353,103	380,416
Non-controlling interests	539,387	1,018,739
Total stockholders’ equity	892,490	1,399,155
Total liabilities and stockholders’ equity	$2,068,851	$2,108,796

The following table sets forth our statements of cash flows for the periods indicated (unaudited):

(in thousands)	Twelve months ended Dec. 31, 2021	Twelve months ended Dec. 31, 2020
Operating Activities
Net income (loss)	$(534,194)	$(97,200)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Share-based compensation	27,297	216,229
Depreciation and amortization	13,451	4,496
Amortization of intangible assets	94,056	94,056
Amortization of debt discount and issuance costs	2,222	2,430
Loss on extinguishment of debt	11,935	—
Loss on sublease	1,062	—
Change in fair value of contingent consideration	—	19,700
Goodwill impairment charges	386,553	—
Non-cash lease expense	5,033	—
Other non-cash items	(5)	(1,691)
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(2,758)	4,526
Commissions receivable	(452,950)	(427,467)
Prepaid expenses and other assets	(18,613)	(30,194)
Accounts payable	30,477	(5,340)
Accrued liabilities	25,745	4,358
Deferred revenue	(200)	(14,482)
Commissions payable	117,489	107,583
Operating lease liabilities	(4,885)	—
Other liabilities	(721)	8,779
Net cash provided by (used in) operating activities	(299,006)	(114,217)
Investing Activities
Acquisition of business, net of cash	—	—
Purchases of property, equipment and software	(19,801)	(14,523)
Net cash provided by (used in) investing activities	(19,801)	(14,523)
Financing Activities
Proceeds from issuance of Class A common stock sold in initial public offering, net of offering costs	—	852,407
Payment of partial consideration to Blocker Shareholders in the Blocker Merger	—	(96,165)
Purchase of LLC Interests from Continuing Equity Owners	—	(508,320)
Settlement of Senior Preferred Earnout Units	—	(100,000)
Proceeds received upon issuance of preferred units	—	—
Proceeds received upon issuance of common units	—	10,000
Proceeds from borrowings	565,000	117,000
Repayment of borrowings	(298,970)	(3,878)
Call premium paid for debt extinguishment	(5,910)	—
Debt issuance cost payments	(4,108)	(6,293)
Principal payments under capital lease obligations	(318)	(293)
Distributions to non-controlling interests	—	(400)
Advancement to NVX Holdings, Inc.	3,395	(3,395)
Net cash provided by (used in) financing activities	259,089	260,663
Effect of exchange rate changes on cash and cash equivalents	(155)	35
Increase (decrease) in cash and cash equivalents	(59,873)	131,958
Cash and cash equivalents at beginning of period	144,234	12,276
Cash and cash equivalents at end of period	$84,361	$144,234

The following tables set forth operating segment results for the periods indicated (unaudited):

(in thousands, except percentages)	Three months ended Dec. 31, 2021		Three months ended Dec. 31, 2020
	Dollars	% of Net Revenues	Dollars	% of Net Revenues	$ Change	% Change
Net revenues:
Medicare - Internal	$368,503	82.0%	$351,082	78.7%	$17,421	5.0%
Medicare - External	72,447	16.1%	78,355	17.6%	(5,908)	(7.5)%
IFP and Other - Internal	6,182	1.4%	10,473	2.3%	(4,291)	(41.0)%
IFP and Other - External	2,468	0.5%	6,013	1.3%	(3,545)	(59.0)%
Net revenues	449,600	100.0%	445,923	100.0%	3,677	0.8%
Segment profit:	—		—
Medicare - Internal	10,771	2.4%	172,920	38.8%	(162,149)	(93.8)%
Medicare - External	3,075	0.7%	5,051	1.1%	(1,976)	(39.1)%
IFP and Other - Internal	2,162	0.5%	4,087	0.9%	(1,925)	(47.1)%
IFP and Other - External	472	0.1%	1,121	0.3%	(649)	(57.9)%
Segment profit	16,480	3.7%	183,179	41.1%	(166,699)	(91.0)%
Corporate expense	29,693	6.6%	17,834	4.0%	11,859	66.5%
Amortization of intangible assets	23,513	5.2%	23,514	5.3%	(1)	—%
Goodwill impairment charges	386,553	86.0%	—	—%	386,553	NM
Interest expense	9,619	2.1%	8,591	1.9%	1,028	12.0%
Other (income) expense, net	(696)	(0.2)%	135	—%	(831)	NM
Income (loss) before income taxes	$(432,202)	(96.1)%	$133,105	29.8%	$(565,307)	(424.7)%
_________________________
NM = Not meaningful

	Twelve months ended Dec. 31, 2021		Twelve months ended Dec. 31, 2020
(in thousands, except percentages)	Dollars	% of Net Revenues	Dollars	% of Net Revenues	$ Change	% Change

Medicare - Internal	$844,894	79.5%	$667,293	76.1%	$177,601	26.6%
Medicare - External	189,563	17.8%	155,660	17.7%	33,903	21.8%
IFP and Other - Internal	19,687	1.9%	32,271	3.7%	(12,584)	(39.0)%
IFP and Other - External	8,271	0.8%	22,126	2.5%	(13,855)	(62.6)%
Net revenues	1,062,415	100.0%	877,350	100.0%	185,065	21.1%
Segment profit:
Medicare - Internal	84,345	7.9%	296,865	33.8%	(212,520)	(71.6)%
Medicare - External	2,622	0.2%	5,944	0.7%	(3,322)	(55.9)%
IFP and Other - Internal	2,819	0.3%	4,269	0.5%	(1,450)	(34.0)%
IFP and Other - External	245	—%	1,910	0.2%	(1,665)	(87.2)%
Segment profit	90,031	8.5%	308,988	35.2%	(218,957)	(70.9)%
Corporate expense	98,869	9.3%	259,778	29.6%	(160,909)	(61.9)%
Change in fair value of contingent consideration liability	—	—%	19,700	2.2%	(19,700)	(100.0)%
Amortization of intangible assets	94,056	8.9%	94,056	10.7%	—	—%
Loss on extinguishment of debt	11,935	1.1%	—	—%	11,935	NM
Goodwill impairment charges	386,553	36.4%	—	—%	386,553	NM
Interest expense	33,505	3.2%	32,969	3.8%	536	1.6%
Other (income) expense, net	(669)	(0.1)%	(358)	—%	(311)	86.9%
Income (loss) before income taxes	$(534,218)	(50.3)%	$(97,157)	(11.1)%	$(437,061)	449.9%
_________________________
NM = Not meaningful

The following table presents the number of Submitted Policies by product for the Medicare segments for the three and twelve months ended December 31, 2021 and 2020, for those submissions that are commissionable (compensated through commissions received from carriers):

	Three months ended Dec. 31, 2021	Three months ended Dec. 31, 2020	Twelve months ended Dec. 31, 2021	Twelve months ended Dec. 31, 2020
Medicare Advantage	669,079	330,604	1,190,530	644,669
Medicare Supplement	1,631	2,955	4,508	9,119
Prescription Drug Plans	34,762	10,293	42,469	16,762
Total Medicare - Commissionable Submitted Policies	705,472	343,852	1,237,507	670,550
The following tables present the number of Approved Submissions by product relating to commissionable policies for the Medicare segments for the three and twelve months ended December 31, 2021 and 2020. Only commissionable policies are used to calculate our LTV.
Medicare - Internal

	Three months ended Dec. 31, 2021	Three months ended Dec. 31, 2020	Twelve months ended Dec. 31, 2021	Twelve months ended Dec. 31, 2020
Medicare Advantage	508,004	250,251	903,808	478,863
Medicare Supplement	527	1,514	1,229	3,116
Prescription Drug Plans	17,481	8,263	24,006	13,582
Total Medicare - Internal Commissionable Approved Submissions	526,012	260,028	929,043	495,561
Medicare - External

	Three months ended Dec. 31, 2021	Three months ended Dec. 31, 2020	Twelve months ended Dec. 31, 2021	Twelve months ended Dec. 31, 2020
Medicare Advantage	145,616	77,669	266,795	158,325
Medicare Supplement	708	1,219	2,531	5,254
Prescription Drug Plans	11,628	1,798	12,344	3,036
Total Medicare - External Commissionable Approved Submissions	157,952	80,686	281,670	166,615
The following table presents the LTV per Approved Submission by product for the Medicare segments, adjusted for the impact of the Lookback Adjustments, for the three and twelve months ended December 31, 2021 and 2020:

	Three months ended Dec. 31, 2021	Three months ended Dec. 31, 2020	Twelve months ended Dec. 31, 2021	Twelve months ended Dec. 31, 2020
Medicare Advantage	$810	$949	$842	$900
Medicare Supplement	$683	$934	$856	$849
Prescription Drug Plans	$215	$213	$215	$215
The following table presents the number of Submitted Policies by product for the Medicare segments for the three and twelve months ended December 31, 2021 and 2020, for those submissions that are non-commissionable (compensated via hourly fees and enrollment fees) and do not result in commission revenue:

	Three months ended Dec. 31, 2021	Three months ended Dec. 31, 2020	Twelve months ended Dec. 31, 2021	Twelve months ended Dec. 31, 2020
Medicare Advantage	12,711	23,993	23,414	44,799
Medicare Supplement	3,223	3,520	8,242	8,782
Prescription Drug Plans	2,478	2,994	4,696	5,781
Total Medicare - Non-commissionable Submitted Policies	18,412	30,507	36,352	59,362

The following table sets forth the components of our results of operations for each quarter of 2021 (unaudited):

(in thousands)	Three months ended Mar. 31, 2021	Three months ended Jun. 30, 2021	Three months ended Sep. 30, 2021	Three months ended Dec. 31, 2021	Twelve months ended Dec. 31, 2021
Net revenues:
Commission	$173,981	$147,508	$174,948	$384,826	$881,263
Enterprise	30,198	49,394	36,786	64,774	181,152
Net revenues	204,179	196,902	211,734	449,600	1,062,415
Operating expenses:
Cost of revenue	48,375	37,442	53,632	99,886	239,335
Marketing and advertising	54,484	55,735	59,511	195,411	365,141
Customer care and enrollment	47,094	61,927	87,813	123,331	320,165
Technology	9,617	11,983	11,651	15,178	48,429
General and administrative	19,693	25,251	24,232	29,007	98,183
Amortization of intangible assets	23,514	23,515	23,514	23,513	94,056
Goodwill impairment charges	—	—	—	386,553	386,553
Total operating expenses	202,777	215,853	260,353	872,879	1,551,862
Income (loss) from operations	1,402	(18,951)	(48,619)	(423,279)	(489,447)
Interest expense	8,688	8,277	6,921	9,619	33,505
Loss on extinguishment of debt	—	11,935	—	—	11,935
Other (income) expense, net	13	44	(30)	(696)	(669)
Income (loss) before income taxes, net	(7,299)	(39,207)	(55,510)	(432,202)	(534,218)
Income tax expense (benefit)	(31)	(32)	(79)	118	(24)
Net income (loss)	$(7,268)	$(39,175)	$(55,431)	$(432,320)	$(534,194)
Net income (loss) attributable to noncontrolling interests	(5,178)	(27,186)	(35,248)	(277,225)	(344,837)
Net income (loss) attributable to GoHealth, Inc.	$(2,090)	$(11,989)	$(20,183)	$(155,095)	$(189,357)

The following table sets forth the share-based compensation expense embedded in the operating expense line items for each quarter of 2021 (unaudited):

(in thousands)	Three months ended Mar. 31, 2021	Three months ended Jun. 30, 2021	Three months ended Sep. 30, 2021	Three months ended Dec. 31, 2021	Twelve months ended Dec. 31, 2021
Marketing and advertising	$337	$426	$698	$647	$2,108
Customer care and enrollment	796	1,043	957	979	3,775
Technology	747	1,133	910	985	3,775
General and administrative	3,232	4,997	4,824	4,586	17,639
Total share-based compensation	$5,112	$7,599	$7,389	$7,197	$27,297

The following table sets forth operating segment results for each quarter of 2021 (unaudited):

(in thousands)	Three months ended Mar. 31, 2021	Three months ended Jun. 30, 2021	Three months ended Sep. 30, 2021	Three months ended Dec. 31, 2021	Twelve months ended Dec. 31, 2021
Net revenues:
Medicare - Internal	$157,353	$160,433	$158,605	$368,503	$844,894
Medicare - External	39,500	31,379	46,237	72,447	189,563
IFP and Other - Internal	3,975	3,788	5,742	6,182	19,687
IFP and Other - External	3,351	1,302	1,150	2,468	8,271
Net revenues	$204,179	$196,902	$211,734	$449,600	$1,062,415
Segment profit (loss):
Medicare - Internal	$46,443	$31,257	$(4,126)	$10,771	$84,345
Medicare - External	(631)	(1,688)	1,866	3,075	2,622
IFP and Other - Internal	(729)	(800)	2,186	2,162	2,819
IFP and Other - External	160	(57)	(330)	472	245
Segment profit	$45,243	$28,712	$(404)	$16,480	$90,031

The following tables set forth the reconciliations of GAAP net income (loss) to EBITDA and Adjusted EBITDA for each quarter of 2021 (unaudited):

(in thousands, except percentages)	Three months ended Mar. 31, 2021	Three months ended Jun. 30, 2021	Three months ended Sep. 30, 2021	Three months ended Dec. 31, 2021	Twelve months ended Dec. 31, 2021
Net revenues	$204,179	$196,902	$211,734	$449,600	$1,062,415
Net income (loss)	(7,268)	(39,175)	(55,431)	(432,320)	(534,194)
Interest expense	8,688	8,277	6,921	9,619	33,505
Income tax expense (benefit)	(31)	(32)	(79)	118	(24)
Depreciation and amortization expense	25,367	25,738	26,070	30,332	107,507
EBITDA	26,756	(5,192)	(22,519)	(392,251)	(393,206)
Loss on extinguishment of debt (1)	—	11,935	—	—	11,935
Goodwill impairment charges (2)	—	—	—	386,553	386,553
Share-based compensation expense (3)	5,112	7,599	7,389	7,197	27,297
Loss on sublease (4)	—	—	1,062	—	1,062
Legal fees (5)	180	—	—	—	180
Adjusted EBITDA	$32,048	$14,342	$(14,068)	$1,499	$33,821
Adjusted EBITDA margin	15.7%	7.3%	(6.6)%	0.3%	3.2%
_________________________
(1)Represents the loss on debt extinguishment related to the Initial Term Loan Facility.
(2)Represents goodwill impairment charges related to the Medicare— Internal and Medicare— External reporting units for the three months ended December 31, 2021.
(3)Represents non-cash share-based compensation expense relating to equity awards.
(4)Represents the loss related to a sublease agreement entered into during the twelve months ended December 31, 2021.
(5)Represents non-recurring legal fees unrelated to our core operations.